                                                                Exhibit 10(h)(2)

                Description of Amendment to Employment Agreement


        In connection with similar amendments in October 1999 to the Company's Change in Control Agreements with other executive officers and officers, the Company and Donald L. Thompson agreed to amend Mr. Thompson's April 8, 1996 Employment Agreement to: (i) change the date in Section 4.5(a)(i) from December 31, 1999 to December 31, 2004; (ii) change the date in Section 4.5(b)(ii) from June 1, 1996 to October 1, 1999; and (iii) change the date in Section 4.5(d)(v)(2) from June 1, 1996 to October 1, 1999.